Registration Rights Agreement

                            Dated as of July 9, 1997


                                     among


                              Nine West Group Inc.,

                                     Issuer,

                      Nine West Development Corporation,
                      Nine West Distribution Corporation,
                      Nine West Footwear Corporation and
                      Nine West Manufacturing Corporation,

                              Subsidiary Guarantors

                                       and

                              Merrill Lynch & Co.,
                      Merrill Lynch, Pierce, Fenner & Smith
                                   Incorporated,
                              Bear, Stearns & Co. Inc.,
                            Citicorp Securities, Inc. and
                         NationsBanc Capital Markets, Inc.,
                                 Initial Purchasers


                         REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of July 9, 1997, by and among Nine West Group Inc., a Delaware corporation (the "Company"), Nine West Development Corporation, Nine West Distribution Corporation, Nine West Footwear Corporation and Nine West Manufacturing Corporation, as guarantors (the "Subsidiary Guarantors") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc., Citicorp Securities, Inc. and NationsBanc Capital Markets, Inc. (collectively, the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement dated July 1, 1997 between the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company and the Subsidiary Guarantors to the Initial Purchasers of $200,000,000 aggregate principal amount of the Company's 8-3/8% Senior Notes due 2005 (the "Senior Notes") and $125,000,000 aggregate principal amount of the Company's 9% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes"). The obligations of the Company under the Notes and the Indentures (as defined herein) will be guaranteed by the Subsidiary Guarantors pursuant to the terms of the Indentures (the "Subsidiary Guarantees"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Subsidiary Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "Closing Time" shall mean the Closing Time as defined in the Purchase Agreement.

          "Company" shall have the meaning set forth in the preamble of this Agreement and also includes the Company's successors.

          "Depositary" shall mean The Depositary Trust Company, or any other depositary appointed by the Company, provided, however, that any such depositary must have an address in the Borough of Manhattan, in the City of New York.

          "Exchange Notes" shall mean collectively, (i) 8-3/8% Series B Senior Notes due 2005 which are unconditionally guaranteed on a senior unsecured basis and (ii) 9% Series B Senior Subordinated Notes due 2007 which are unconditionally guaranteed on a senior subordinated unsecured basis by the Subsidiary Guarantors under the Indentures containing terms identical to the respective Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from July 9, 1997, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

          "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Notes, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indentures.

          "Indentures" shall mean the Senior Notes Indenture and the Senior Subordinated Notes Indenture.

          "Initial Purchasers" shall have the meaning set forth in the preamble of this Agreement.

          "Majority Holders" shall mean (i) with respect to Registrable Notes that are Senior Notes, the Holders of a majority of the aggregate principal amount of such Registrable Notes outstanding and (ii) with respect to Registrable Notes that are Senior Subordinated Notes, the Holders of a majority of the aggregate principal amount of such Registrable Notes outstanding; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

          "Registrable Notes" shall mean the Notes and the Subsidiary Guarantees; provided, however, that the Notes and the Subsidiary Guarantees shall cease to be Registrable Notes when (i) a Registration Statement with respect to such Notes and Subsidiary Guarantees shall have been declared effective under the 1933 Act and such Notes and Subsidiary Guarantees shall have been disposed of pursuant to such Registration Statement, (ii) such Notes and Subsidiary Guarantees shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Notes and Subsidiary Guarantees shall have ceased to be outstanding or (iv) such Notes and Subsidiary Guarantees have been exchanged for Exchange Notes upon consummation of the Exchange Offer.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Subsidiary Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one counsel for any underwriters and Holders in connection with state or other securities or blue sky qualification of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Exchange Notes and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Notes on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indentures under applicable securities laws, (vii) the reasonable fees and disbursements of counsel for the Company and the Subsidiary Guarantors and of the independent public accountants of the Company and the Subsidiary Guarantors, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (viii) in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders of Registrable Notes (which counsel shall be selected by the Majority Holders) and (ix) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD, if required by the NASD rules, in connection with the offering of the Registrable Securities, (x) the reasonable fees and expenses of the trustee, including its counsel, and any escrow agent or custodian, and (xi) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company and the Subsidiary Guarantors in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

          "Registration Statement" shall mean any registration statement of the Company and the Subsidiary Guarantors which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "Senior Notes Indenture" shall mean the Indenture relating to the Senior Notes dated as of July 9, 1997, among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Senior Notes Trustee"), and as the same may be amended from time to time in accordance with the terms thereof.

          "Senior Subordinated Notes Indenture" shall mean the Indenture relating to the Senior Subordinated Notes dated as of July 9, 1997, among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Senior Subordinated Notes Trustee"), and as the same may be amended from time to time in accordance with the terms thereof.

          "Shelf Registration" shall mean a registration effected pursuant to
     Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Subsidiary Guarantors pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Subsidiary Guarantees" shall have the meaning set forth in the preamble.

          "Subsidiary Guarantors" shall have the meaning set forth in the preamble and shall also include the Subsidiary Guarantors' successors.

          "Trustee" shall mean the Senior Notes Trustee under the Senior Notes Indenture or the Senior Subordinated Notes Trustee under the Senior Subordinated Notes Indenture, as applicable.

          2. Registration Under the 1933 Act. (a) Exchange Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company and the Subsidiary Guarantors shall (A) file within 60 days after the Closing Time an Exchange Offer Registration Statement covering the offer by the Company and the Subsidiary Guarantors to the Holders to Exchange Notes for all of the Registrable Notes, (B) use their best efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 365 days after the Closing Time,
(C) use their best efforts to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) use their best efforts to consummate the Exchange Offer within 45 days following the date of effectiveness of the Exchange Offer Registration Statement. The Exchange Notes will be issued under the Indentures. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Subsidiary Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f))) eligible and electing to exchange Registrable Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          In connection with the Exchange Offer, the Company and the Subsidiary Guarantors shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

          (iii) use the services of the Depositary for the Exchange Offer with respect to Notes evidenced by global certificates;

          (iv) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing its election to have such Notes exchanged; and

          (v) otherwise comply with all applicable laws relating to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer, the Company and the Subsidiary Guarantors shall:

          (i) accept for exchange Registrable Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes so accepted for exchange by the Company and the Subsidiary Guarantors; and

          (iii) cause the Trustee promptly to authenticate and deliver Exchange Notes to each Holder of Registrable Notes equal in amount to the Registrable Notes of such Holder so accepted for exchange.

          Interest on each Exchange Note will accrue from the last date on which interest was paid on the Registrable Notes surrendered in exchange therefor or, if no interest has been paid on the Registrable Notes, from July 9, 1997. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC. Each Holder of Registrable Notes (other than Participating Broker-Dealers) who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange Offer shall have represented that (i) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company, (ii) any Exchange Notes to be received by it were acquired in the ordinary course of business, (iii) at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes and (iv) it is not acting on behalf of any person who could not make the representations in clauses (i) through (iii). The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

          (b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the staff of the SEC, the Company and the Subsidiary Guarantors are not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 365 days following the Closing Time or the Exchange Offer cannot be consummated within 45 days following the date of the effectiveness of the Exchange Offer Registration Statement, or (iii) if any Holder (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or (iv) upon the written request of any Initial Purchaser (with respect to any Registrable Notes which it acquired directly from the Company) following the consummation of the Exchange Offer if any such Initial Purchaser shall hold Registrable Notes which it acquired directly from the Company and if such Initial Purchaser is not permitted, in the opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the staff of the SEC to participate in the Exchange Offer, the Company and the Subsidiary Guarantors shall, at their cost:

          (A) as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Notes and set forth in such Shelf Registration Statement, and use their best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by the 365th day after the date hereof (or promptly in the event of a request by any Initial Purchaser pursuant to clause (iv) above). In the event that the Company and the Subsidiary Guarantors are required to file a Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Initial Purchaser pursuant to clause (iv) above, the Company and the Subsidiary Guarantors shall file and use their best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by such Holder or such Initial Purchaser, as applicable, after completion of the Exchange Offer;

          (B) use their best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Closing Time (or one year from the effective date of the Shelf Registration Statement if such Shelf Registration Statement is filed upon the request of any Initial Purchaser pursuant to clause (iv) above) or such shorter period which will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or all of the Registrable Notes become eligible for resale pursuant to Rule 144 under the 1933 Act without volume restrictions; and

          (C) notwithstanding any other provisions hereof, use their best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The Company and the Subsidiary Guarantors further agree, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC; provided, however, that no Holder shall be entitled to have its Registerable Notes covered by the Shelf Registration Statement unless such Holder agrees in writing to be bound by the terms and provisions of this Agreement.

          (c) Expenses. The Company and the Subsidiary Guarantors shall pay all Registration Expenses in connection with the registration pursuant to
Section 2(a) and 2(b). Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

          (d) Effective Registration Statement. (i) The Company and the Subsidiary Guarantors will be deemed not to have used their best efforts to cause a Registration Statement to become, or to remain, effective during the requisite periods set forth herein if the Company or the Subsidiary Guarantors voluntarily take any action that could reasonably be expected to result in any such Registration Statement not being declared effective or in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company or the Subsidiary Guarantors in good faith and for valid business reasons (but not including avoidance of the Company's or the Subsidiary Guarantors', as applicable, obligations hereunder), including a material corporate transaction, so long as the Company and the Subsidiary Guarantors promptly comply with the requirements of Section 3(k) hereof, if applicable.

          (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

          (e) Increase in Interest Rate. In the event that (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 60th day following the date hereof, (ii) the Exchange Offer Registration Statement or a Shelf Registration Statement with respect to the Registrable Notes is not declared effective on or prior to the 365th day following the date hereof or
(iii) the Exchange Offer is not consummated on or prior to the 45th day following the date of effectiveness of the Exchange Offer Registration Statement, the interest rate borne by the Notes shall be increased by one-quarter of one percent per annum following such 60-day period in the case of clause (i) above, following such 365-day period in the case of clause (ii) above or following such 45-day period in the case of clause (iii) above, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any such additional interest continues to accrue, provided that the aggregate increase in such annual interest rate will in no event exceed one percent. Upon (x) the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement after the 365-day period described in clause (ii) above, or (z) the day before consummation of the Exchange Offer after the 45-day period described in clause
(iii) above, the interest rate borne by the Notes from the date of such filing, effectiveness or the day before the date of consummation, as the case may be, will be reduced to the original interest rate if the Company and the Subsidiary Guarantors are otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, a different event specified in clauses (i), (ii) or (iii) above occurs, the interest rate will again be increased and thereafter reduced pursuant to the foregoing provisions. If the Company and the Subsidiary Guarantors issue a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction or otherwise pursuant to Section 3(k) hereof, or such a notice is required under applicable securities laws to be issued by the Company and the Subsidiary Guarantors, and the aggregate number of days in any consecutive 12-month period for which all such notices are issued or required to be issued exceeds 30 days in the aggregate, then the interest rate borne by the Notes will be increased by one-quarter of one percent per annum following the date that such Shelf Registration Statement ceases to be usable beyond the period permitted above, which rate shall be increased by an additional one-quarter of one percent per annum for each subsequent 90-day period that such additional interest continues to accrue; provided that the aggregate increase in such annual interest rate may in no event exceed one percent. Upon the Company and the Subsidiary Guarantors declaring that the Shelf Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by the Notes will be reduced to the original interest rate if the Company and the Subsidiary Guarantors are otherwise in compliance with this paragraph; provided, however, that if after any such reduction in interest rate the Shelf Registration Statement again ceases to be usable beyond the period permitted above, the interest rate will again be increased and thereafter reduced pursuant to the foregoing provisions.

          (f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Subsidiary Guarantors acknowledge that any failure by the Company and the Subsidiary Guarantors to comply with their respective obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Subsidiary Guarantors' obligations under Sections 2(a) and 2(b); provided, however, with respect to any failure by the Company and the Subsidiary Guarantors to comply with Section 2(a) or Section 2(b) hereof, such relief shall not be available to any Holder who fails to make the required representations in Section 2(a) or
Section 3(f), as applicable.

          3.  Registration Procedures.   In connection with the obligations of
the Company and the Subsidiary Guarantors with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company and the Subsidiary Guarantors shall:

          (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company and the Subsidiary Guarantors, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least ten days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holders that the distribution of Registrable Notes will be made in accordance with the method elected by the Majority Holders; and
     (ii) furnish to each Holder of Registrable Notes, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Notes; and (iii) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

          (d) use their best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that neither the Company nor the Subsidiary Guarantors shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, during the period a Registration Statement is effective, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company or the Subsidiary Guarantors of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company and the Subsidiary Guarantors that a post-effective amendment to a Registration Statement would be appropriate;

          (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Notes for Exchange Notes for the resale of such Exchange Notes,
     (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (iv) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

          "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Notes, it represents that the Registrable Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act;"

          (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company and the Subsidiary Guarantors shall use their best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Initial Purchasers, unless it elects not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

          (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company and the Subsidiary Guarantors shall use their best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 120 days following the closing of the Exchange Offer; and

          (D) the Company and the Subsidiary Guarantors shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this Section 3(f), for a period exceeding 120 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3.

          (g) (A) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Notes copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide notice as soon as practicable to each Holder of the withdrawal of any such order;

          (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested in writing);

          (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates to the Trustee representing Registrable Notes to be sold and not bearing any restrictive legends; and cause such Registrable Notes to be in such denominations (consistent with the provisions of the Indentures) in a form eligible for deposit with the Depositary and registered in such names as the selling Holders or the underwriters, if any, may reasonably request in writing at least one business day prior to the closing of any sale of Registrable Notes;

          (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use their best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company and the Subsidiary Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

          (l) obtain CUSIP number for all Exchange Notes, or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes in a form eligible for deposit with the Depositary;

          (m) (i) cause the Indentures to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes, or Registrable Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indentures as may be required for the Indentures to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indentures to be so qualified in a timely manner;

          (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Notes and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (i) make such representations and warranties to the Holders of such Registrable Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

               (ii) obtain opinions of counsel to the Company and the Subsidiary Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Notes being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

               (iii) obtain "cold comfort" letters and updates thereof from the Company's and the Subsidiary Guarantors' independent certified public accountants addressed to the underwriters, if any, and will use best efforts to have such letters addressed to the selling Holders of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

               (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substance and scope customary for similar offerings; and

               (v) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

          The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and
     (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company and the Subsidiary Guarantors shall provide written notice to the Holders of all Registrable Notes of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

          (o) in the case of a Shelf Registration, make reasonably available for inspection by representatives of the Holders of the Registrable Notes and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, upon reasonable notice, at reasonable times and in a reasonable manner, all relevant financial and other records, pertinent corporate documents and properties of the Company and the Subsidiary Guarantors reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company and the Subsidiary Guarantors to supply all relevant information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement; provided, however, that such Persons shall first agree in writing with the Company and the Subsidiary Guarantors that any information that is reasonably and in good faith designated by the Company and the Subsidiary Guarantors in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of such Shelf Registration Statement or use of any Prospectus),
     (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (iv) such information becomes available to such Person from a source other than the Company and its subsidiaries and such source is not bound by a confidentiality agreement; provided, further, that the foregoing investigation shall be coordinated on behalf of the Holders by one representative designated by and on behalf of such Holders and any such confidential information shall be available from such representative to such Holders so long as any Holder agrees to be bound by such confidentiality agreement;

          (p) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, upon request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Notes, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, upon request; and (iii) cause the representatives of the Company and the Subsidiary Guarantors to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders or any underwriter and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object on or prior to the later of five business days after receipt thereof or three business days prior to filing thereof, each of which actions in this clause (iii) by the Holders shall be coordinated by one representative for all the Holders at reasonable times and in a reasonable manner; the Holders shall be deemed to have reasonably objected to such filing only if such Registration Statement, amendment, Prospectus or supplement to the Prospectus, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (q) in the case of a Shelf Registration, use their best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company or the Subsidiary Guarantors are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

          (r) in the case of a Shelf Registration, use their best efforts to cause the Registrable Notes to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, unless the Registrable Notes are already so rated;

          (s) otherwise use their best efforts to comply with all applicable rules and regulations of the SEC and make available to their security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

          (t) cooperate and assist in any filings required to be made with the NASD.

          In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Notes to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing. The Company may exclude from such registration the Registrable Notes of any Holder who unreasonably fails to furnish such information or make such representations within a reasonable time after receiving such request. Each Holder as to which any Shelf Registration Statement is being affected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-
(vii) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company and the Subsidiary Guarantors, such Holder will deliver to the Company and the Subsidiary Guarantors (at their expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Company and the Subsidiary Guarantors shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(vi) hereof, the Company and the Subsidiary Guarantors shall be deemed to have used their best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Company and the Subsidiary Guarantors shall use their best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

          4. Underwritten Registrations. If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Notes included in such offering and shall be reasonably acceptable to the Company and the Subsidiary Guarantors.

          No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          5. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Initial Purchaser, each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Notes, their respective affiliates, and their respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by any indemnified party), and reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers, any Holder, including Participating Broker-Dealers or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or any omission from a Prospectus shall not inure to the benefit of any Initial Purchaser, Holder (in its capacity as Holder), including Participating Broker-Dealers (or any person who controls such party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Notes that are the subject thereof, was not sent or given a copy of such Prospectus (as amended or supplemented) by such Initial Purchaser or such selling Holder (in its capacity as Holder) to the extent such Initial Purchaser or such Holder (in its capacity as Holder) was required by law to deliver such Prospectus as amended or supplemented, at or prior to the written confirmation of the sale of such Notes and the untrue statement contained in or the omission from such Prospectus was corrected in such amended or supplemented Prospectus, unless such failure resulted from noncompliance by the Company with its obligations hereunder to furnish such Initial Purchaser or such Holder (in its capacity as Holder), as the case may be, with copies of such Prospectus as amended or supplemented.

          (b) In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Subsidiary Guarantors, each Initial Purchaser, each underwriter who participates in an offering of Registrable Notes and the other selling Holders and each of their respective directors and officers (including each officer of the Company and the Subsidiary Guarantors who signed the Registration Statement) and each Person, if any, who controls the Company, the Subsidiary Guarantors, any Initial Purchaser, any underwriter or any other selling Holder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Subsidiary Guarantors by such Holder, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Notes pursuant to such Shelf Registration Statement.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall give notice as promptly as reasonably practicable to each person against whom such indemnity may be sought (the "indemnifying party"), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereof), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) If the indemnification provided for in any of the indemnity provisions set forth in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Initial Purchasers and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity, and the Holders were treated as one entity, for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to above in Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1993 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

          6. Miscellaneous. (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Notes (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Notes may reasonably request in writing, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Holder of Registrable Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b) No Inconsistent Agreements. Neither the Company nor the Subsidiary Guarantors have entered into nor will the Company or the Subsidiary Guarantors on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Subsidiary Guarantors' other issued and outstanding securities under any such agreements.

          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Subsidiary Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Registrar under the Indentures, (ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company and the Subsidiary Guarantors by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Company or the Subsidiary Guarantors, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indentures.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indentures. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Subsidiary Guarantors on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.



          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NINE WEST GROUP INC.


By  /s/ Robert C. Galvin
  ----------------------
Name: Robert C. Galvin
Title: Executive Vice President, Chief Financial
       Officer and Treasurer

NINE WEST DEVELOPMENT CORPORATION


By  /s/ Robert C. Galvin
  ----------------------
Name: Robert C. Galvin
Title: Executive Vice President, Chief Financial
       Officer and Treasurer

NINE WEST DISTRIBUTION CORPORATION


By  /s/ Robert C. Galvin
  ----------------------
Name: Robert C. Galvin
Title: Executive Vice President, Chief Financial
       Officer and Treasurer

NINE WEST FOOTWEAR CORPORATION


By  /s/ Robert C. Galvin
  ----------------------
Name: Robert C. Galvin
Title: Executive Vice President, Chief Financial
       Officer and Treasurer

NINE WEST MANUFACTURING CORPORATION


By  /s/ Robert C. Galvin
  ----------------------
Name: Robert C. Galvin
Title: Executive Vice President, Chief  Financial
       Officer and Treasurer





Confirmed and accepted as of
the date first above written:

MERRILL LYNCH & CO.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated
BEAR, STEARNS & CO. INC.
CITICORP SECURITIES, INC.
NATIONSBANC CAPITAL MARKETS, INC.


By:  MERRILL LYNCH & CO.
               Merrill Lynch, Pierce, Fenner & Smith Incorporated


By:  /s/  Lisa Craig
   -----------------
Name:  Lisa Craig
Title:  Vice President